Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Caledonia Mining Corporation Plc (the “Company”) for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that I, Chester Goodburn, Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code 18 U.S.C.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1	The Report fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

By:	(signed) Chester Goodburn
Chester Goodburn, Chief Financial Officer
Caledonia Mining Corporation Plc

Date:	April 28, 2023

A signed original of this written statement required by Section 906 has been provided by Chester Goodburn and will be retained by Caledonia Mining Corporation Plc and furnished to the Securities and Exchange Commission or its staff upon request.